                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 AMENDMENT NO. 2

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 16, 2001

                                   ----------

                               MAII Holdings, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Texas                     0-21343                      73-1347577
----------------------------      -----------                -------------------
(State or other jurisdiction      (Commission                   (IRS Employer
    of incorporation)             File Number)               Identification No.)



                            6000 Legacy Drive, 4-E
                              Plano, Texas 75042
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (469) 241-9587

                                   ----------

Reference is made to the Current Report on Form 8-K filed on August 27, 2001 and the 8-K/A filed on October 26, 2001 by MAII Holdings, Inc. Item 7 of The
Form 8-K is hereby amended to and restated in its entirety as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired                 PAGE

                  (i)      Balance Sheets as of December 31, 2000 and 1999
                           and June 30, 2001 (unaudited)                     F-2

                  (ii)     Statements of Operations for the year ended
                           December 31, 2000, the period from
                           September 22, 1999 (inception) to December 31,
                           1999, and for the six months ended June 30,
                           2001 and June 30, 2000 (unaudited)                F-4

                  (iii)    Statements of Stockholders' Deficit for the
                           period from September 22, 1999 (inception) to
                           June 30, 2001                                     F-5

                  (iv)     Statements of Cash Flows for the year ended
                           December 2000, the period from September 22,
                           1999 (inception) to December 31, 1999, and
                           for the six months ended June 30, 2001 and
                           June 30, 2000 (unaudited)                         F-6

        (b)      Proforma financial information (unaudited)

                  (i)      Pro Forma Statements of Operations for the
                           year ended December 31, 2000                     F-18

                  (ii)     Pro Forma Statements of Operations for the
                           six months ended June 30, 2001                   F-19

                  (iii)    Pro Forma Balance Sheet as of June 30, 2001      F-20

         (c)      Exhibits.

                  The following is a list of exhibits filed as part of this Current Report on Form 8-K:

      Exhibit No.          Description
      -----------          -----------
         2.1               Agreement and Plan of Merger, dated as of August 16,
                           2001, by and among GenesisIntermedia, Inc., Car
                           Rental Direct.com, Inc., MAII Holdings, Inc. and MAII
                           Acquisition, Inc.*

         99.1              Press Release of MAII Holdings, Inc. dated August 17,
                           2001.*

         99.2              Press Release of MAII Holdings, Inc. dated August 23,
                           2001.*


* Previously Filed

                                                     CAR RENTAL DIRECT.COM, INC.
                                                                        CONTENTS
                        DECEMBER 31, 2000 AND 1999 AND JUNE 30, 2001 (UNAUDITED)

--------------------------------------------------------------------------------

                                                                     Page
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                   F-1

FINANCIAL STATEMENTS

     Balance Sheets                                                  F-2-3

     Statements of Operations                                        F-4

     Statements of Stockholders' Deficit                             F-5

     Statements of Cash Flows                                        F-6-8

     Notes to Financial Statements                                   F-9-17

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Car Rental Direct.com, Inc.
Plano, Texas


We have audited the accompanying balance sheets of Car Rental Direct.com, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2000, and for the period from September 22, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Car Rental Direct.com, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000, and for the period from September 22, 1999 (inception) to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 19, 2001

                                                     CAR RENTAL DIRECT.COM, INC.
                                                                  BALANCE SHEETS
                        DECEMBER 31, 2000 AND 1999 AND JUNE 30, 2001 (UNAUDITED)
--------------------------------------------------------------------------------

ASSETS
                                                                                        December 31,
                                                                     June 30,     -------------------------
                                                                       2001          2000          1999
                                                                    -----------   -----------   -----------
                                                                    (unaudited)
CURRENT ASSETS
   Cash and cash equivalents                                        $   214,185   $    37,848   $    14,425
   Accounts receivable, net of allowance for doubtful
     accounts of $113,636 (unaudited), $200,000,
     and $0, respectively                                               533,766       381,219            --
   Revenue generating equipment                                       7,622,145     8,435,359     1,720,145
   Due from affiliate                                                 1,182,275       157,368            --
   Prepaid assets and other receivables                                 229,840            --            --
                                                                    -----------   -----------   -----------

     Total current assets                                             9,782,211     9,011,794     1,734,570

PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $119,647 (unaudited), $77,116,
   and $7,592, respectively                                             411,026       372,109       228,874
GOODWILL, net of accumulated amortization of
   $76,785 (unaudited), $46,071, and $0, respectively                   353,215       383,929            --
DEPOSITS                                                                317,201       305,809       151,637
                                                                    -----------   -----------   -----------

TOTAL ASSETS                                                        $10,863,653   $10,073,641   $ 2,115,081
                                                                    ===========   ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                                                     CAR RENTAL DIRECT.COM, INC.
                                                                  BALANCE SHEETS
                        DECEMBER 31, 2000 AND 1999 AND JUNE 30, 2001 (UNAUDITED)
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                                      December 31,
                                                              June 30,      --------------------------------
                                                               2001              2000             1999
                                                          --------------    --------------    --------------
                                                           (unaudited)
CURRENT LIABILITIES
   Line of credit                                         $    8,253,381    $    9,105,187    $    1,721,207
   Short-term loans                                                   --                --           490,400
   Current portion of capital lease obligations                   38,099            47,791            36,162
   Accounts payable                                              784,610           243,446            10,860
   Accrued expenses                                              993,821           794,178            68,816
   Due to affiliate                                            5,497,562         2,122,588                --
                                                          --------------    --------------    --------------

     Total current liabilities                                15,567,473        12,313,190         2,327,445

CAPITAL LEASE OBLIGATIONS, net of current portion                 99,504           110,456           148,843
                                                          --------------    --------------    --------------

       Total liabilities                                      15,666,977        12,423,646         2,476,288
                                                          --------------    --------------    --------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
   Common stock, $0.001 par value
     100,000,000 shares authorized
     260,000 (unaudited), 260,000, and 235,508
       shares issued and outstanding, respectively                   260               260               236
   Additional paid in capital                                  1,146,640         1,146,640              (236)
   Accumulated deficit                                        (5,950,224)       (3,496,905)         (361,207)
                                                          --------------    --------------    --------------

         Total stockholders' deficit                          (4,803,324)       (2,350,005)         (361,207)
                                                          --------------    --------------    --------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT               $   10,863,653    $   10,073,641    $    2,115,081
                                                          ==============    ==============    ==============



   The accompanying notes are an integral part of these financial statements.

                                                     CAR RENTAL DIRECT.COM, INC.
                                                        STATEMENTS OF OPERATIONS
                                           FOR THE YEAR ENDED DECEMBER 31, 2000,
        THE PERIOD FROM SEPTEMBER 22, 1999 (INCEPTION) TO DECEMBER 31, 1999, AND
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                     For the
                                                                                                   Period from
                                                  For the          For the           For the      September 22,
                                                 Six Months       Six Months          Year            1999
                                                   Ended            Ended             Ended       (Inception) to
                                                  June 30,         June 30,       December 31,     December 31,
                                                    2001             2000             2000             1999
                                                -------------    -------------    -------------    -------------
                                                 (unaudited)      (unaudited)
REVENUES                                        $   3,501,360    $   1,703,526    $   4,913,047    $      53,516

COST OF REVENUES                                    2,802,500        1,733,155        4,351,904           40,890
                                                -------------    -------------    -------------    -------------

GROSS PROFIT                                          698,860          (29,629)         561,143           12,626

OPERATING EXPENSES                                  2,652,145          751,165        3,071,641          353,255
                                                -------------    -------------    -------------    -------------

LOSS FROM OPERATIONS                               (1,953,285)        (780,794)      (2,510,498)        (340,629)
                                                -------------    -------------    -------------    -------------

OTHER INCOME (EXPENSE)
   Interest income                                         --               --               --            2,651
   Interest expense                                  (500,034)        (172,702)        (625,200)         (23,229)
                                                -------------    -------------    -------------    -------------


     Total other income (expense)                    (500,034)        (172,702)        (625,200)         (20,578)
                                                -------------    -------------    -------------    -------------

NET LOSS                                        $  (2,453,319)   $    (953,496)   $  (3,135,698)   $    (361,207)
                                                =============    =============    =============    =============

BASIC AND DILUTED LOSS PER SHARE                $       (9.44)   $       (3.87)   $      (12.16)   $       (1.53)
                                                =============    =============    =============    =============
Weighted-average common

   SHARES OUTSTANDING                                 260,000          246,574          257,859          235,508
                                                =============    =============    =============    =============



   The accompanying notes are an integral part of these financial statements.

                                                     CAR RENTAL DIRECT.COM, INC.
                                             STATEMENTS OF STOCKHOLDERS' DEFICIT
             FOR THE PERIOD FROM SEPTEMBER 22, 1999 (INCEPTION) TO JUNE 30, 2001
--------------------------------------------------------------------------------

                                          Common Stock              Additional
                                 ------------------------------       Paid-in       Accumulated
                                    Shares            Amount          Capital          Deficit          Total
                                 -------------    -------------    -------------    -------------    -------------
BALANCE, SEPTEMBER 22,
   1999 (INCEPTION)                         --    $          --    $          --    $          --    $          --

Issuance of founders'

   SHARES                              235,508              236             (236)                               --

NET LOSS                                                                                 (361,207)        (361,207)
                                 -------------    -------------    -------------    -------------    -------------
BALANCE, DECEMBER
   31, 1999                            235,508              236             (236)        (361,207)        (361,207)

Common stock

   issued for

     Cash                               21,892               21          179,479                           179,500
     Services rendered                   2,600                3           20,997                            21,000

CONTRIBUTED CAPITAL                                                      700,000                           700,000

TRANSACTIONS AS PART
   OF THE COMPANY'S
   PURCHASE BY
   GENESISINTER-
   MEDIA.COM, INC
     Conversion of loans                                                 246,400                           246,400

NET LOSS                                                                               (3,135,698)      (3,135,698)
                                 -------------    -------------    -------------    -------------    -------------

BALANCE, DECEMBER 31, 2000             260,000              260        1,146,640       (3,496,905)      (2,350,005)

NET LOSS (unaudited)                                                                   (2,453,319)      (2,453,319)
                                 -------------    -------------    -------------    -------------    -------------

BALANCE, JUNE 30,
   2001 (UNAUDITED)                    260,000    $         260    $   1,146,640    $  (5,950,224)   $  (4,803,324)
                                 =============    =============    =============    =============    =============




   The accompanying notes are an integral part of these financial statements.

                                                     CAR RENTAL DIRECT.COM, INC.
                                                        STATEMENTS OF CASH FLOWS
                                           FOR THE YEAR ENDED DECEMBER 31, 2000,
        THE PERIOD FROM SEPTEMBER 22, 1999 (INCEPTION) TO DECEMBER 31, 1999, AND
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                        For the
                                                                                                      Period from
                                                     For the          For the          For the       September 22,
                                                    Six Months       Six Months         Year             1999
                                                      Ended            Ended            Ended        (Inception) to
                                                     June 30,         June 30,       December 31,      December 31,
                                                       2001             2000             2000             1999
                                                   -------------    -------------    -------------    -------------
                                                    (unaudited)      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                        $  (2,453,319)   $    (953,496)   $  (3,135,698)   $    (361,207)
   Adjustments to reconcile net loss to
     net cash used in operating activities
       Depreciation                                    1,013,826          680,601        1,483,842           33,892
       Amortization                                       30,714           15,357           46,071               --
       Allowance for doubtful accounts                   (86,364)              --          200,000               --
       Stock issued for services rendered                     --           21,000           21,000               --
       (Increase) decrease in
         Accounts receivable                             (66,183)        (424,945)        (581,219)              --
         Prepaid assets                                 (229,840)              --               --               --
         Deposits                                        (11,392)        (301,451)        (154,172)        (151,637)
       Increase (decrease) in
         Accounts payable                                541,163          283,244          232,586           10,860
         Accrued expenses                                199,644          217,882          725,362           68,816
                                                   -------------    -------------    -------------    -------------

Net cash used in operating activities                 (1,061,751)        (461,808)      (1,162,228)        (399,276)
                                                   -------------    -------------    -------------    -------------


CASH FLOWS FROM INVESTING
ACTIVITIES
   Purchase of property and
     equipment                                           (84,691)        (156,360)        (212,759)         (51,461)
   Purchase of Midway Rent-a-Car, Inc.                        --         (430,000)        (430,000)              --
   Amounts due from affiliate                          2,350,067          913,379        1,721,220               --
                                                   -------------    -------------    -------------    -------------

Net cash provided by (used in)
   investing activities                                2,265,376          327,019        1,078,461          (51,461)
                                                   -------------    -------------    -------------    -------------




   The accompanying notes are an integral part of these financial statements.

                                                     CAR RENTAL DIRECT.COM, INC.
                                                        STATEMENTS OF CASH FLOWS
                                           FOR THE YEAR ENDED DECEMBER 31, 2000,
            THE PERIOD FROM SEPTEMBER 22, 1999 (INCEPTION) TO DECEMBER 31, 1999,
                 AND FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                        For the
                                                                                                      Period from
                                                   For the          For the          For the         September 22,
                                                  Six Months       Six Months          Year              1999
                                                    Ended            Ended             Ended         (Inception) to
                                                   June 30,         June 30,        December 31,      December 31,
                                                     2001             2000              2000              1999
                                                --------------    --------------    --------------    --------------
                                                  (unaudited)       (unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES
   Payments on line of credit                   $   (1,006,644)   $     (635,568)   $     (745,552)   $      (25,238)
   Proceeds from common stock                               --           179,500           179,500                --
   Contributed capital                                      --           700,000           700,000                --
   Payments on capital leases                          (20,644)          (52,152)          (26,758)
   Proceeds from notes payable                              --                --                --           510,000
   Payments on notes payable                                --                --                --           (19,600)
                                                --------------    --------------    --------------    --------------

Net cash provided by (used In)
   financing activities                             (1,027,288)          191,780           107,190           465,162
                                                --------------    --------------    --------------    --------------

Net increase in cash and cash
   equivalents                                         176,337            56,991            23,423            14,425

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                                  37,848            14,425            14,425                --
                                                --------------    --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, END
   OF PERIOD                                    $      214,185    $       71,416    $       37,848    $       14,425
                                                ==============    ==============    ==============    ==============


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the six months ended June 30, 2001, the Company completed the following:

o Financed revenue generating equipment through lines of credit for $154,838 (unaudited).

During the year ended December 31, 2000, the Company completed the following:

o Financed revenue generating equipment through lines of credit for $8,129,532.

o As part of the Company's acquisition by GenesisIntermedia.com, Inc., loans valued at $244,000 were assumed by GenesisIntermedia.com, Inc., and loans valued at $246,400 were forgiven by the lenders.




   The accompanying notes are an integral part of these financial statements.

                                                     CAR RENTAL DIRECT.COM, INC.
                                                        STATEMENTS OF CASH FLOWS
                                           FOR THE YEAR ENDED DECEMBER 31, 2000,
        THE PERIOD FROM SEPTEMBER 22, 1999 (INCEPTION) TO DECEMBER 31, 1999, AND
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND 2000 (UNAUDITED)
--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the period from September 22, 1999 (inception) to December 31, 1999, the Company completed the following:

o    Entered into capital leases for equipment valued at $185,005.

o Financed revenue generating equipment through lines of credit for $1,746,445.



   The accompanying notes are an integral part of these financial statements.

NOTE 1 - BUSINESS ACTIVITY

         Car Rental Direct.com, Inc. (the "Company" or "CRD") was incorporated in the state of Nevada on September 22, 1999. CRD is a rental car company that specializes in renting cars to customers whose personal or corporate vehicle is out of service for an extended period of time. CRD currently has 19 locations in California and Arizona and has a fleet of approximately 1,000 cars. CRD facilities are located within strip malls as well as in free-standing buildings. CRD also has rental offices in hotels and car dealerships.

NOTE 2 - TRANSACTIONS

         Acquisition

         Effective March 26, 2000, the Company acquired Midway Rent-A-Car, Inc. ("Midway") in exchange for cash proceeds of $430,000. Midway had no assets or liabilities other than revenue generating equipment and the related line of credit, the value of which were approximately equal at the date of the acquisition. The Company assumed Midway's operating leases. The operations of Midway in 1999 and through the date of acquisition in 2000 were not material and are not presented.

         The transaction has been accounted for using the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on the estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of the net assets acquired is attributed to goodwill, which is being amortized over seven years.

         Sale

         Effective April 1, 2000, GenesisIntermedia.com, Inc. ("Genesis"), a Delaware corporation, acquired 100%, or 260,000 shares, of the outstanding common stock of the Company in exchange for 260,000 shares of Genesis' common stock. As part of the transaction, loans valued at $244,000 were assumed by Genesis, and the remaining loan balance was forgiven by the lenders.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Cash and Cash Equivalents

         The Company considers cash on hand, deposits in banks, and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying amounts of these assets approximate fair value due to the short maturity of the investments.


   The accompanying notes are an integral part of these financial statements.

         Revenue Generating Equipment

         Revenue generating equipment consists of rental vehicles that are stated at cost, less accumulated depreciation. The straight-line method is used to depreciate revenue generating equipment to estimated residual values over periods typically ranging from six to 36 months. In accordance with industry practice, depreciation expense includes gains and losses on revenue generating vehicle sales in the ordinary course of business and is included as a component of cost of revenues in the accompanying statements of operations. At December 31, 2000 and 1999 and June 30, 2001, revenue generating equipment was $8,435,359, $1,720,145, and $7,622,145 (unaudited), respectively, net of accumulated depreciation of $1,440,618, $26,300, and $2,253,832
         (unaudited), respectively. Depreciation expense for the year ended December 31, 2000, the period from September 22, 1999 (inception) to December 31, 1999, and the six months ended June 30, 2001 and 2000 was $1,440,618, $1,414,318, $26,300, $813,214 (unaudited), and $639,790
         (unaudited), respectively, and is included in cost of revenues.

         Property and Equipment

         Property and equipment are stated at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives as follows:

                  Computers and software                       5 years
                  Building improvements                        7 years
                  Furniture and fixtures                       7 years

         Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

         Goodwill

         The Company continually monitors its goodwill to determine whether any impairment of this asset has occurred. In making such determination with respect to goodwill, the Company evaluates the performance, on an undiscounted cash flow basis, of the underlying assets or group of assets that gave rise to this amount. Goodwill is being amortized on the straight-line basis over 60 to 84 months. As of December 31, 2000 and June 30, 2001, goodwill was $383,929 and $353,215 (unaudited), respectively, net of accumulated amortization of $46,071 and $76,785 (unaudited), respectively.


   The accompanying notes are an integral part of these financial statements.

         Impairment of Long-Lived Assets

         The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. To date, no such impairment has occurred.

         Fair Value of Financial Instruments

         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amount shown for due to affiliate also approximates fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same or the difference is immaterial.

         Self-Insurance Liability

         The Company retains up to $35,000 of risk per claim, plus claims handling expense for its automobile collision liability risks. Costs in excess of this retained risk per claim are insured under various contracts with insurance carriers. The ultimate costs of these retained insurance risks are estimated by management, are based upon historical claims experience, and are adjusted for current trends and changes in claims handling procedures.

         The Company believes its insurance liability reserves for its automobile liability risks at December 31, 2000 of $187,784 is adequate to cover future claims. Adjustments, if any, to estimated reserves resulting from ultimate claim payments will be reflected in operations in the periods in which such adjustments are known.

         Income Taxes

         The Company accounts for income taxes under the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.


   The accompanying notes are an integral part of these financial statements.

         Estimates

         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Stock Split

         On April 1, 2000, as part of the acquisition of the Company by Genesis, the Company effected a one-for-38.461538 reverse split of its common stock. All share and per share data have been retroactively restated to reflect these stock splits.

         Revenue Recognition

         Revenue consists primarily of fees from rentals and the sale of related rental products. The Company recognizes rental revenue over the period in which vehicles are rented.

         Comprehensive Income

         The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

         Recently Issued Accounting Pronouncements

         In June 2001, the FASB issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later.


   The accompanying notes are an integral part of these financial statements.

         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously.

         In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to the Company.

NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2000 and 1999 and June 30, 2001 consisted of the following:

                                                             December 31,
                                           June 30,     ---------------------
                                             2001         2000         1999
                                         -----------    --------     --------
                                         (unaudited)
Computers and software                     $275,354     $240,069     $140,082
Building improvements                        98,244       98,244       29,191
Furniture and fixtures                      157,075      110,912       67,193
                                           --------     --------     --------

                                            530,673      449,225      236,466
Less accumulated depreciation               119,647       77,116        7,592
                                           --------     --------     --------

  TOTAL                                    $411,026     $372,109     $228,874
                                           ========     ========     ========


   The accompanying notes are an integral part of these financial statements.

NOTE 5 - LINE OF CREDIT

         At December 31, 2000 and 1999, the Company had five and two lines of credit, respectively, with financial institutions to finance the purchase of vehicles for the Company. The interest rates range from 1.5% to 2% over prime. The Company makes monthly principal payments of 2.25% to 2.75% of the original financed amount, plus interest. The lines of credit are collateralized by the vehicles and by 200,000 shares of common stock of the Company's parent, Genesis, and are guaranteed by Genesis. Management expects vehicle obligations will generally be repaid within one year with proceeds received from either the repurchase of the vehicles by the manufacturers in accordance with the terms of the repurchase programs or from the sale of the vehicles.

NOTE 6 - COMMITMENTS

         Leases

         The Company leases its office facilities and car rental lots under various operating lease agreements with third parties. In addition, the Company also leases certain computer equipment and software under capital leases. The leases have initial terms of between 18 months and three and a half years and require fixed monthly payments.

         Future minimum lease payments under capital and operating leases at December 31, 2000 were as follows:

                  Year Ending                                     Operating        Capital
                  December 31,                                     Leases          Leases
                  ------------                                    ---------      -----------
                      2001                                        $ 341,220       $  70,759
                      2002                                          323,308          45,855
                      2003                                          183,148          45,855
                      2004                                          119,715          42,137
                                                                  ---------       ---------
                                                                  $ 967,391         204,606
                                                                  =========
                  Less amount representing interest                                  46,359
                                                                                  ---------
                                                                                    158,247
                  Less current portion                                               47,791
                                                                                  ---------
                           LONG TERM PORTION                                      $ 110,456
                                                                                  =========

       Rent expense was $321,892, $22,543, $315,333 (unaudited), $124,086
       (unaudited) for the year ended December 31, 2000, the period from September 22, 1999 (inception) to December 31, 1999, and the six months ended June 30, 2001 and 2000, respectively.


   The accompanying notes are an integral part of these financial statements.

       Leased capital assets included in property and equipment at December 31, 2000 and 1999 and June 30, 2001 consisted of the following:

                                                        June 30,               December 31,
                                                          2001            2000           1999
                                                      ------------     -----------    -----------
                         (unaudited)
            Furniture and fixtures                    $     73,994     $    73,994    $    73,994
            Computers and software                         110,011         110,011        110,011
            Less accumulated amortization                   51,803          35,416          2,643
                                                      ------------     -----------    -----------

                TOTAL                                 $    133,202     $   149,589    $   182,362
                                                      ============     ===========    ===========

NOTE 7 - STOCKHOLDERS' EQUITY

         Common Stock

         On September 24, 1999, the Company issued 235,508 shares of common stock to the Company's founders for no consideration.

         During February 2000, the Company issued 21,892 shares of common stock for total proceeds of $179,500.

         During February 2000, the Company issued 2,600 shares of common stock to a third party as payment for services rendered valued at $21,000.


   The accompanying notes are an integral part of these financial statements.

NOTE 8 - INCOME TAXES

       The provision for income taxes was $0 for the year ended December 31, 2000 and the period from September 22, 1999 (inception) to December 31, 1999 since the Company incurred losses during such periods. The provision differs from the amount that would result from applying the federal statutory rate for the year ended December 31, 2000 and the period from September 22, 1999 (inception) to December 31, 1999 as a result of the following:

                                                                  2000              1999
                                                              ------------      ------------
                  Statutory regular federal income tax rate           34.0%             34.0%
                  State income taxes                                   5.8               5.6
                  Change in valuation allowance                      (39.8)            (39.6)
                                                              ------------      ------------
                      TOTAL                                             --%               --%
                                                              ============      ============

       The components of the deferred income tax assets (liabilities) for the years ended December 31, 2000 and 1999 were as follows:

                                                                  2000              1999
                                                              ------------      ------------
                  Federal net operating loss carryforward     $  1,942,022      $    140,978
                  State operating loss carryforward                532,044            39,386
                  Property and equipment                        (1,169,662)          (37,225)
                  Bad debts                                         85,680              --
                                                              ------------      ------------

                                                                 1,390,084           143,139
                  Valuation allowance                            1,390,084           143,139
                                                              ------------      ------------

                        TOTAL                                 $         --      $         --
                                                              ============      ============


   The accompanying notes are an integral part of these financial statements.

         The valuation allowance increased by $1,246,945 and $143,139 during the year ended December 31, 2000 and the period from September 22, 1999 (inception) to December 31, 1999, respectively. As of December 31, 2000, the Company had net operating loss carryforwards for federal and state income tax purposes of $5,613,000 and $5,573,000, respectively. The net operating loss carryforwards begin expiring in 2020 and 2010, respectively. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

NOTE 9 - RELATED PARTY TRANSACTIONS

         Due from Affiliate

         Due from affiliate are amounts due from a car rental company that Genesis is in the process of acquiring. The Company is operating the business pursuant to a Transition Services Agreement and is owed a management fee for its efforts.

         Due to Affiliate

         Due to affiliate are amounts advanced to the Company by its parent, Genesis. The advances are non-interest bearing with no repayments terms. The amount outstanding is subordinate to all other debt of the Company.

NOTE 10 - SUBSEQUENT EVENTS

         On August 16, 2001, MAII Holdings, Inc., a Texas corporation ("MAII"), entered into an Agreement and Plan of Merger (the "Agreement"), by and among MAII Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of MAII ("Acquisition Corp."), the Company, and Genesis. Under the terms of the Agreement, on August 23, 2001, the Company merged into Acquisition Corp. and became a wholly-owned subsidiary of MAII.

         The consideration paid by MAII for the acquisition of the Company was $11,600,000, plus the assumption of certain debts of the Company, which were approximately $1,200,000 on the closing date. In addition, the due to affiliate balance owed by the Company to Genesis was contributed by Genesis to the Company. The consideration was determined by arms-length negotiations between the parties to the Agreement and Plan of Merger and was funded from available cash contributed to Acquisition Corp. by MAII.


   The accompanying notes are an integral part of these financial statements.

                               MAII HOLDINGS, INC.
            PRO FORMA FINANCIAL STATEMENTS - STATEMENT OF OPERATIONS
                                DECEMBER 31, 2000


                                                   MAII            Car Rental            Adjustments
                                                 Holdings          Direct.com          DR          CR            TOTAL
                                                ----------         -----------       ------       ------      -----------
REVENUES                                                             4,913,047                                  4,913,047

COST OF SALES                                            0           4,351,904                                  4,351,904
                                                ----------         -----------       ------       ------      -----------
GROSS PROFIT                                             0             561,143            0            0          561,143

OPERATING EXPENSES:
   Salaries and Benefits                                                                                                0
   Selling, General & Administrative                                 3,071,641                                  3,071,641
   Provision for Uncollectible Accounts                                                                                 0
                                                ----------         -----------       ------       ------      -----------
   TOTAL OPERATING EXPENSES                              0           3,071,641            0            0        3,071,641
                                                ----------         -----------       ------       ------      -----------
INCOME (LOSS) FROM OPERATIONS                            0          (2,510,498)           0            0       (2,510,498)
                                                ----------         -----------       ------       ------      -----------
OTHER INCOME (EXPENSE):
   INTEREST EXPENSE                                                   (625,200)                                  (625,200)
   INTEREST INCOME                                                                                                      0
                                                ----------         -----------       ------       ------      -----------
   TOTAL OTHER INCOME (EXPENSE)                          0            (625,200)           0            0         (625,200)
                                                ----------         -----------       ------       ------      -----------
INCOME (LOSS) BEFORE TAXES                               0          (3,135,698)           0            0       (3,135,698)

INCOME TAX (BENEFIT) PROVISION                                               0                                          0
                                                ----------         -----------       ------       ------      -----------
NET INCOME (LOSS) Before Discontinued
   Operations                                            0          (3,135,698)           0            0       (3,135,698)

Loss from Discontinued Operations                  (91,209)                                                       (91,209)

Gain on Sale of Discontinued Operations          3,637,939                                                      3,637,939
                                                ----------         -----------       ------       ------      -----------
NET INCOME (LOSS)                                3,729,148          (3,135,698)           0            0          411,032
                                                ==========         ===========       ======       ======      ===========

Net income (loss) per share before
   discontinued operations
      Basic and Diluted                         $       --

Pro forma net income (loss) per shares
   before discontinued operations
      Basic and Diluted                                                                                       $     (0.51)

Weighted Average common shares outstanding       6,114,000                                                      6,114,000

   The accompanying notes are an integral part of these financial statements.

                               MAII Holdings, Inc.
            Pro Forma Financial Statements - Statement of Operations
                         Six Months Ended June 30, 2001



                                                MAII       Car Rental          Adjustments
                                              Holdings     Direct.com        DR            CR           TOTAL
                                             ----------   -----------    ----------    ----------    -----------

REVENUES                                                    3,501,360                     529,537  5
                                                                                          462,200  5   4,493,097

COST OF REVENUES                                            2,802,500       383,280  5
                                                                            230,284  5                 3,416,064
                                             ----------   -----------    ----------    ----------    -----------
GROSS PROFIT                                          0       698,860       613,564       991,737      1,077,033

OPERATING EXPENSES:
   Salaries and Benefits                        240,545                                                  240,545
   Selling, General & Admin                     701,312     2,652,145       188,174  5
                                                                             62,792  5                 3,604,423
                                             ----------   -----------    ----------    ----------    -----------
   TOTAL OPERATING EXPENSES                     941,857     2,652,145       250,966             0      3,844,968
                                             ----------   -----------    ----------    ----------    -----------
INCOME (LOSS) FROM OPERATIONS                  (941,857)   (1,953,285)      864,530       991,737     (2,767,935)
                                             ----------   -----------    ----------    ----------    -----------
OTHER INCOME (EXPENSE):
   INTEREST EXPENSE                                          (500,034)                                  (500,034)
   INTEREST INCOME                              785,709                                                  785,709
                                             ----------   -----------    ----------    ----------    -----------
   TOTAL OTHER INCOME (EXPENSE)                 785,709      (500,034)            0             0        285,675
                                             ----------   -----------    ----------    ----------    -----------
INCOME (LOSS) BEFORE TAXES                     (156,148)   (2,453,319)      864,530       991,737     (2,482,260)

INCOME TAX PROVISION                                                0                                          0
                                             ----------   -----------    ----------    ----------    -----------
NET INCOME (LOSS) Before
  Discontinued Operations                      (156,148)   (2,453,319)      864,530       991,737     (2,482,260)

Income (Loss) from Discontinued
  Operations                                     59,127                                                   59,127
                                             ----------   -----------    ----------    ----------    -----------
NET INCOME (LOSS)                               (97,021)   (2,453,319)      864,530       991,737     (2,423,133)
                                             ==========   ===========    ==========    ==========    ===========


Net income (loss) per share before
   discontinued operations
      Basic and Diluted                      $   (0.02)


Pro forma net income (loss) per shares
   before discontinued operations
      Basic and Diluted                                                                              $     (0.37)

Weighted Average common shares outstanding   6,690,000                                                 6,690,000

                               MAII HOLDINGS, INC.
                  PRO FORMA FINANCIAL STATEMENTS BALANCE SHEET
                         SIX MONTHS ENDED JUNE 30, 2001

                                                           MAII          Car Rental             Adjustments
        ASSETS                                        Holdings, Inc.     Direct.com         DR              CR            TOTAL
                                                      --------------     ----------   --------------   -------------   -----------
   Current Assets
       Cash                                              27,691,782          214,185                    11,600,000(1)    16,305,967
       Accounts Receivable                                                   533,766       286,786(5)                       820,552
       Other Receivables                                     72,137                                                          72,137
       Revenue Generating Equipment                                        7,622,145     2,656,477(5)      442,151(5)     9,836,471
       Due from affiliate                                                  1,182,275       169,124(5)      988,300(5)
                                                                                                            41,917(5)       321,182
       Prepaid Expenses                                     109,796          229,840                                        339,636
                                                        -----------      -----------   -----------     -----------      -----------

       Total Current Assets                              27,873,715        9,782,211     3,112,387      13,072,368       27,695,945

       Fixed Assets, Net                                                     411,026                                        411,026
       Investment in Subsidiary                                                          1,146,900(1)    1,146,900(2)             0
       Goodwill                                                              353,215    10,453,100(1)
                                                                                         3,496,904(3)
                                                                                           593,327(5)                    14,896,546
       Other Assets                                                          317,201                                        317,201
                                                        -----------      -----------   -----------     -----------      -----------
       Total Assets                                      27,873,715       10,863,653    18,802,618      14,219,268       43,320,718
                                                        ===========      ===========   ===========     ===========      ===========
        LIABILITIES & SHAREHOLDERS' EQUITY (DEFICIT)

   Current Liabilities
       Accounts Payable                                     605,735          784,610                                      1,390,345
       Accrued Liabilities                                  816,299          993,821                       275,268(5)     2,085,388
       Income Taxes Payable                                 645,515                                                         645,515
       Line of Credit                                                      8,253,381                     1,830,871(5)    10,084,252
       Due to Affiliate                                                    5,497,562     5,497,562(4)                             0
       Current Portion of Capital Leases                                      38,099                                         38,099
                                                        -----------      -----------   -----------     -----------      -----------
       Total Current Liabilities                          2,067,549       15,567,473     5,497,562       2,106,139       14,243,599

   Long-Term Liabilities
       Capital Leases, net of Current                                         99,504                                         99,504
                                                        -----------      -----------   -----------     -----------      -----------
          Total Liabilities                               2,067,549       15,666,977     5,497,562       2,106,139       14,343,103

   Shareholders' Equity (Deficit)
       Common Stock                                          14,238              260           260(2)                        14,238
       Paid in Capital                                   29,513,247        1,146,640     1,146,640(2)    5,497,562(4)    35,010,809
       Stock Subscription Note Receivable                (2,739,040)                                                     (2,739,040)
       Retained Earnings                                     63,893       (3,496,905)                    3,496,904(3)        63,892
       Net Income (Loss)                                    (97,021)      (2,453,319)      864,530(5)      991,737(5)    (2,423,133)
       Treasury Stock                                      (949,151)                                                       (949,151)
                                                        -----------      -----------   -----------     -----------      -----------
       Total Shareholders' Equity (Deficit)              25,806,166       (4,803,324)    2,011,430       9,986,203       28,977,615
                                                        -----------      -----------   -----------     -----------      -----------
   Total Liabilities & Equity (Deficit)                  27,873,715       10,863,653     7,508,992      12,092,342       43,320,718
                                                        ===========      ===========   ===========     ===========      ===========


JUNE 30, 2001 ADJUSTMENTS

(1) Record acquisition of CRD

(2) Consolidate CRD equity with MAII

(3) Eliminate prior year CRD Retained Earnings

(4) Contribute Intercompany Payable of CRD to CRD equity

(5) Reflect acquisition of AJAX Rent-A-Car


   The accompanying notes are an integral part of these financial statements.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 MAII HOLDINGS, INC.



Date: October 29, 2001           By: /s/ Thomas A. Montgomery
                                    -----------------------------------
                                    Thomas A. Montgomery
                                    Acting Chief Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT
  NO.       DESCRIPTION
-------     -----------
2.1         Agreement and Plan of Merger, dated as of August 16, 2001, by and among GenesisIntermedia, Inc., Car Rental Direct.com, Inc., MAII
            Holdings, Inc. and MAII Acquisition, Inc.*

99.1        Press Release of MAII Holdings, Inc. dated August 17, 2001. *

99.2        Press Release of MAII Holdings, Inc. dated August 23, 2001.*


----------
* Previously filed.




                                       5